Exhibit 99.1

Letterhead of Eaton & Van Winkle LLP

February 27, 2007

Office of International Corporate Finance

U.S. Securities and Exchange Commission

100 F Street NE,

Washington, D.C. 20549-1090

RE:	EndoCeutics, Inc.: Draft Registration Statement on Form F-1
Application for Waiver of Requirements of Item 8.A.4, Form 20F

Ladies and Gentlemen:

On behalf of EndoCeutics, Inc. (the “Registrant”), we hereby request a waiver of the requirement that audited financial statements of EndoResearch, the Registrant’s predecessor entity, dated within 12 months of the filing date hereof, be included in the above-referenced Registration Statement. Audited financial statements of the Registrant as of July 31, 2006 are included in the filing. We have also included audited financial statements for EndoResearch as of its fiscal year ended January 31, 2006.

Current audited financial statements for EndoResearch are not available, and producing the same today would be impracticable and accordingly create undue hardship for the Registrant. As a private Canadian corporation, the Registrant is currently under no obligation under the Canadian Business Corporation Act to produce audited financial statements in Canada.

Very truly yours,

/s/    J. Russell Bulkeley

J. Russell Bulkeley